Exhibit 99.1
                    INDEPENDENT AUDITOR'S REPORT






     Board of Directors
     Brite-Line Industries, Inc. and Subsidiaries
     Denver, Colorado



     We have audited the accompanying consolidated balance sheets of Brite-Line Industries, Inc. and Subsidiaries as of March 31, 1996 and 1995 and the related consolidated statements of operations, changes in common stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brite-Line Industries, Inc. and Subsidiaries as of March 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses from operations since inception and has a working capital deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




     Hein + Associates llp

     Denver, Colorado
     June 25, 1996

                   BRITE-LINE INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS

[CAPTION]

                                                March 31,           July 31,
                                            1995       1996          1996
                                                                  (Unaudited)
                                ASSETS

Current Assets:
  Cash and equivalents                   $     30,000    $    10,000    $     55,000
  Trade accounts receivable, less
  allowance for doubtful accounts and
    returns of $50,000, $232,000, and
    $1,671,000, respectively                  591,000      2,306,000       1,485,000
  Inventories                                 799,000        946,000       1,410,000
  Prepaid expenses and other                   59,000         23,000          28,000
        Total current assets                1,479,000      3,285,000       2,978,000

Property and Equipment, net                   772,000        647,000         674,000

Other Assets                                   40,000         66,000          65,000
                                          $ 2,291,000    $ 3,998,000    $  3,717,000


                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Current maturities of long-term debt   $     15,000   $     20,000    $     20,000
  Notes payable                             1,466,000      1,491,000       1,491,000
  Notes payable to stockholders             3,400,000        119,000         669,000
  Payable to factor                              -         1,419,000       2,026,000
  Accounts payable                            576,000        905,000         837,000
  Accrued expenses                            726,000      1,001,000       1,487,000
  Accrued warranty                            181,000        168,000         140,000
      Total current liabilities             6,364,000      5,123,000       6,670,000

Long-Term Debt, less current maturities:
  Stockholder                                     -        1,700,000       1,700,000
  Others                                       51,000      1,048,000       1,039,000
        Total liabilities                   6,415,000      7,871,000       9,409,000

Commitments and Contingencies  (Notes 2 and 7)

Redeemable Preferred Stock:
  Redeemable convertible preferred
    Series A stock, $.01 par value;
    authorized 1,708,150 shares; 464,305
    shares issued and outstanding in 1996
    (1,277,250 shares in 1995)
    (redemption and liquidation
    preference of $3,459,000 at March 31,
    1996)                                     6,757,000    2,456,000       2,456,000
Redeemable convertible preferred Series
    B stock, $.01 par value; authorized
    1,100,000 shares; 1,000,000 shares
    issued and outstanding (redemption
    and liquidation preference of
    $2,318,000 at March 31, 1996)                 -        2,208,000       2,208,000

Common Stockholders' Deficit:
  Common stock, $.10 par value; authorized
     3,000,000 shares, and 696,280,
     793,480, and 793,480 shares issued
     and outstanding, respectively               69,000        79,000         79,000
  Additional paid-in capital                  1,174,000     5,310,000      5,310,000
  Accumulated deficit                       (11,878,000)  (13,680,000)   (15,499,000)
  Less 28,889 shares of common stock held
    in treasury, at cost                       (246,000)     (246,000)      (246,000)
        Total common stockholders' deficit  (10,881,000)   (8,537,000)   (10,356,000)

Total Liabilities and Stockholders'
  Deficit                                 $   2,291,000  $  3,998,000   $  3,717,000





The accompanying notes are an integral part of these consolidated financial statements.

             BRITE-LINE INDUSTRIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF OPERATIONS

[CAPTION]

                                                                For the Four
                              For the Years Ended               Months Ended
                                     March 31,                    July 31,
                                1995          1996           1995          1996
                                                               (Unaudited)
Net Sales                   $  6,102,000  $  8,160,000   $  3,692,000  $    252,000

  Cost of sales               (5,701,000)   (5,747,000)    (2,568,000)     (596,000)

Gross Profit                     401,000     2,413,000      1,124,000      (344,000)

Operating Expenses:
  Selling and Marketing
   Expenses                   (1,789,000)   (1,690,000)      (549,000)     (402,000)
  General and Administrative  (1,433,000)   (1,290,000)      (288,000)     (472,000)
  Research and Development      (123,000)     (225,000)       (78,000)     (123,000)

Loss from Operations          (2,944,000)     (792,000)       209,000    (1,341,000)

  Interest expense              (469,000)   (1,010,000)      (278,000)     (478,000)

Loss Before Extraordinary
  Item                        (3,413,000)   (1,802,000)       (69,000)   (1,819,000)

Extraordinary gain -
  extinguishment of debt         397,000          -              -            -

Net Loss                    $ (3,016,000) $ (1,802,000)  $    (69,000) $ (1,819,000)



The accompanying notes are an integral part of these consolidated financial statements.

                  BRITE-LINE INDUSTRIES, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCKHOLDERS' DEFICIT
                FOR THE YEARS ENDED MARCH 31, 1996 AND 1995 AND
                THE FOUR MONTHS ENDED JULY 31, 1996 (UNAUDITED)

[CAPTION]

                                                  Additional
                               Common Stock        Paid-in      Accumulated      Treasury Stock
                              Shares     Amount     Capital        Deficit      Shares      Amount        Total
Balances, April 1, 1994       696,280   $ 69,000   $ 1,174,000   $ (8,862,000)   28,889   $ (246,000)  $ (7,865,000)

  Net loss                        -          -             -       (3,016,000)      -            -       (3,016,000)

Balances, March 31, 1995      696,280     69,000     1,174,000    (11,878,000)   28,889     (246,000)   (10,881,000)

  Debt converted to common
       stock                   97,200     10,000        10,000            -         -            -           20,000

  Series A preferred stock
        surrendered               -          -       4,126,000            -         -            -        4,126,000

  Net loss                        -          -             -       (1,802,000)      -            -       (1,802,000)

Balances, March 31, 1996      793,480     79,000     5,310,000    (13,680,000)   28,889     (246,000)    (8,537,000)

  Net loss (unaudited)            -          -             -       (1,819,000)      -            -       (1,819,000)

Balances, July 31, 1996
  (Unaudited)                 793,480   $ 79,000   $ 5,310,000   $(15,499,000)   28,889   $ (246,000)  $(10,356,000)




  The accompanying notes are an integral part of these consolidated financial statements.

                BRITE-LINE INDUSTRIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

[CAPTION]

                                                                                For the Four
                                                For the Years Ended             Months Ended
                                                  March 31,                       July 31,
                                              1995           1996            1995           1996
                                                                                (Unaudited)
Cash Flows from Operating Activities:
  Net loss                                  $ (3,016,000)  $ (1,802,000)  $   (69,000)  $ (1,819,000)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Extraordinary gain - extinguishment
      of debt                                   (397,000)           -             -              -
    Accrued interest converted to
      preferred stock                             32,000            -             -              -
    Accrued interest added to note payable           -           49,000        16,000            -
    Depreciation                                 364,000        204,000        52,000         69,000
    Amortization                                   1,000          1,000           -            2,000
    Loss on disposal of property and
      equipment                                   49,000            -             -              -
    Provision for doubtful accounts             (294,000)        84,000         5,000        105,000
    Provision for sales returns                      -           86,000           -          447,000
    Inventory reserves                            (8,000)      (154,000)      (26,000)        73,000
    Warranty reserve                                 -          202,000         9,000         19,000
    Changes in operating assets and
      liabilities:
      Decrease (increase) in:
        Trade accounts receivable                698,000     (1,886,000)   (1,411,000)       264,000
        Inventories                              460,000       (196,000)      105,000       (556,000)
        Prepaid expenses and other                32,000         36,000       (37,000)        (5,000)
        Other assets                                 -          (26,000)      (16,000)         1,000
      Increase (decrease) in:
        Accounts payable                        (628,000)       348,000       136,000        (68,000)
        Accrued expenses                         134,000        509,000       215,000        486,000
        Accrued warranty                           6,000        (13,000)       10,000        (28,000)
   Net cash used in operating activities      (2,567,000)    (2,558,000)   (1,011,000)    (1,010,000)

Cash Flows from Investing Activities:

  Purchase of property and equipment           (367,000)        (79,000)      (21,000)       (96,000)
  Collection of notes receivable                 81,000             -             -              -
    Net cash used in investing activities      (286,000)        (79,000)      (21,000)       (96,000)

Cash Flows from Financing Activities:
  Note proceeds received from stockholders    3,000,000        1,219,000    1,100,000        550,000
  Principal payments on notes payable
    and capital leases                         (445,000)        (21,000)       (8,000)        (6,000)
  Proceeds from sale of preferred stock          10,000             -             -              -
  Net proceeds from factoring of accounts
    receivable                                      -         1,419,000           -          607,000
    Net cash provided by financing
      activities                              2,565,000       2,617,000     1,092,000      1,151,000

Net Change in Cash and equivalents             (288,000)        (20,000)       60,000         45,000

Cash and Equivalents, beginning of year         318,000          30,000        30,000         10,000

Cash and Equivalents, end of year           $    30,000    $     10,000   $    90,000   $     55,000

Supplemental Disclosure of Cash Flow
  Information:
    Cash paid for interest                  $   174,000    $    470,000   $    12,000   $     28,000

    Non-cash investing and financing
     activities:
       Conversion of notes payable and
         accrued interest to preferred
         stock                              $ 2,400,000    $  2,208,000   $       -     $        -

       Surrendered of 812,945 shares of
         Series A preferred stock           $       -      $  4,126,000   $       -     $        -



The accompanying notes are an integral part of these consolidated financial statements.

1.  Nature of Business and Summary of Significant Accounting Policies:

         Nature of Business - Brite-Line Industries, Inc. (the Company) was incorporated in October 1989 under the laws of the State of Delaware. The Company has several subsidiaries which are incorporated in foreign countries and which had minimal operations through March 31, 1996. The Company presently developed, manufactured, and sold highway pavement marking tapes principally throughout the United States, and in 1995 commenced selling highway pavement markings. In September 1996, the company effectively ceased operations through foreclosure on its assets by its secured creditors (see Note 2).

         Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries which are all wholly-owned. All significant intercompany transactions and account balances have been eliminated in consolidation.

         Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Revenue Recognition - Revenue is recognized when products are shipped or, if sold upon consignment, when the products are used. An allowance for potential sales return is estimated and included with the allowance for doubtful accounts.

         Inventories - Inventories consist principally of raw materials and finished goods and are valued at the lower of cost or market. The cost of inventory is determined on the first-in, first-out (FIFO) basis.

         Property and Equipment - Property and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the following estimated useful lives:

           Machinery and equipment                               3-5 years
           Leasehold improvements                                  7 years
           Furniture and fixtures                                  5 years

         Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Upon retirement or other disposition of fixed assets the cost of the assets disposed of and the related depreciation are removed from the accounts and any resulting gain or loss is reflected in earnings.

         Impairment of Assets - On April 1, 1996, the Company adopted SFAS 121, Impairment of Long-Term Assets (SFAS 121). In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. The Company did not write down its long-term assets under SFAS 121 at July 31, 1996, based on management's belief that on a "going concern" evaluation such assets were properly stated. The Company, however, subsequently liquidated its business, whereby effectively no value will be attributed to long-term assets by the acquiring entity (see Note 2).

         Income Taxes - Income taxes are provided for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach in the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the Company's assets and liabilities.

         Warranty - The Company offers a warranty of generally one to two years to its customers. At the time of sale, the Company includes a provision for future references under warranty.

         In conjunction with the acquisition of the assets by Plymouth (see Note 2), Plymouth did not assume any liabilities, including warranty.

         Use of Estimates - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         The Company's financial statements are based upon certain significant estimates, including the allowance for doubtful accounts and sales returns, realizability of inventory, warranty reserve, recoverability of the net carrying value of property and equipment, and the valuation allowance for deferred tax assets. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates could materially change within the next year. During the four months ended July 31, 1996, the Company changed its estimate for sales returns as a result of opportunities to resale inventory to others (as the Company did not have the working capital to produce additional inventory) and in conjunction with the acquisition of the Company's assets by new management (see
         Note 2). At July 31, 1996, sales returned are estimated to total $1,250,000 with a related cost of $800,000. Sales and cost of sales, for the four months ended July 31, 1996, have been adjusted to reflect the period sales and cost of sales, net of the future returns.

         Stock-Based Compensation - On April 1, 1996, the Company adopted SFAS 123, which encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company currently did not adopt the fair value accounting prescribed by SFAS 123 for employees, and will be subject only to the disclosure requirements prescribed by SFAS 123.

         Financial Instruments - Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, at March 31, 1996, management's best estimate is that the carrying amount of cash and equivalents, receivables, payable to factor, accounts payable, and accrued expenses approximates fair value due to the short maturity of these instruments (see Note 2).

         Management believes it is not practicable to estimate the fair value of notes payable to stockholders and for debt which is guaranteed by stockholders since these are not arms length dealings. Additionally, it is not practicable to estimate the fair value of notes payable to vendors since the terms were negotiated as part of a debt restructuring.

         Unaudited Information - The balance sheet as of July 31, 1996 and the statements of operations and cash flows for the four months ended July 31, 1995 and 1996 are unaudited. However, in the opinion of management of Brite-Line Technologies, Inc. (see
         Note 2), such information includes all adjustments, which are considered recurring in nature, except for the adjustment for estimated sales returns to present fairly the financial position as of July 31, 1996 and the results of operations for the four months ended July 31, 1995 and 1996. Such interim information should not necessarily be considered indicative of results of operations expected for the year.


     2.  Continuing Operations:

         Since inception, the Company has incurred cumulative losses of approximately $15,499,000 and as of July 31, 1996, the Company has a working capital deficit of approximately ($3,692,000) and a common stockholders' deficit of approximately ($10,356,000). The Company's past operations have been funded through debt and equity infusions from its shareholders. These factors raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         On September 6, 1996, the Company's major secured creditors foreclosed on the Company's assets. These assets were subsequently acquired by Plymouth Rubber Company (Plymouth) for $150,000 and a guarantee of a net residual payment to the Company's Factor. Plymouth was a vendor and creditor to the Company.

         Presented below is an unaudited pro forma statement of net assets in liquidation as if such liquidation had occurred at July 31, 1996. Actual amounts will differ from the pro forma amounts due to changes in estimates and changes which occurred between July 31, 1996 and the date of liquidation.


            Pro Forma Statement of Net Assets in Liquidation


                             July 31, 1996
                              (Unaudited)

        Assets:
          Cash                                       $    55,000
          Receivables, net                             1,485,000
          Inventory                                    1,410,000

                                                       2,950,000
        Liabilities:
          Taxes                                          125,000
          Payable to factor                            2,026,000
          Payable to stockholder                          25,000
                                                       2,176,000
             Net Assets in Liquidation               $   774,000



         Plymouth contributed the assets acquired to a new wholly owned subsidiary (Brite-Line Technologies, Inc.). In conjunction with the change in ownership of the assets, production and overhead costs have been curtailed significantly.


     3.  Inventories:

         Inventories consist of the following at March 31, 1995, 1996, and July 31, 1996:


                                                March 31,            July 31,
                                             1995      1996            1996


        Raw materials                    $  360,000   $  423,000    $  479,000
        Work in process                      39,000       95,000        35,000
        Finished goods, net of reserve
          for obsolence                     400,000      428,000        96,000
        Finished goods, subsequently
         returned                               -            -         800,000

            Net inventory                $  799,000   $  946,000    $1,410,000



     4.  Property and Equipment:

         Property and equipment consists of the following at March 31, 1995, 1996, and July 31, 1996:

                                                March 31,             July 31,
                                             1995        1996            1996


        Machinery and equipment          $ 1,993,000   $ 2,044,000  $ 2,144,000
        Leasehold improvements               143,000       143,000      143,000
        Furniture and fixtures               126,000       154,000      150,000
           Total property and equipment    2,262,000     2,341,000    2,437,000

        Less accumulated depreciation
          and amortization                (1,490,000)   (1,694,000)  (1,763,000)

          Net property and equipment     $   772,000   $   647,000  $   674,000



     5.  Notes Payable and Long-Term Debt:

         Notes Payable - The Company had notes payable to unrelated parties at March 31, 1995, 1996, and July 31, 1996, as follows:

                                                   March 31,            July 31,
                                                1995        1996          1996



        Bank line-of-credit, due March 1997,
        interest at floating rate based on
        LIBOR (6.65% at March 31, 1996).  The
        agreement permits borrowings up to
        $1,000,000.  The debt is guaranteed
        by the Company's majority stockholder.
        It is assumed this amount was paid by
        the Company's major shareholder as
        part of the Company's liquidation.   $1,000,000  $1,000,000  $1,000,000

        Note payable - Plymouth, interest at
        14%, due July 1999.                     350,000     398,000     398,000

        Various promissory notes, currently
        delinquent, interest rates ranging
        from 11% to 13%.                       116,000      93,000       93,000

            Total                           $1,466,000  $1,491,000   $1,491,000



         During 1994, the Company converted an outstanding payable balance with Plymouth to a promissory note with extended payment terms. In connec-tion with this conversion, the Company also entered into a purchase and debt reduction agreement with Plymouth, which allowed the Company to purchase inventory and obtain debt reduction. At March 31, 1996 and July 31, 1996, the principal balance payable under this note amounted to $398,000. Plymouth had previously fully reserved its receivable from the Company.


         Long-term Debt - At March 31, 1995, 1996, and July 31, 1996, the Company's long-term debt consists of the following:


                                                                       July 31,
                                                  1995        1996       1996


        Two notes payable, simple interest at
        10%, principal and interest are due
        on June 1, 2000.  The notes are
        collateralized by substantially all
        assets of the Company.             $     -      $1,000,000   $1,000,000

        Notes payable to vendors, no stated
        interest, payable in semi-annual
        installments of $5,120 through
        December 1999, unsecured.             51,000        50,000       44,000

        Other                                 15,000        18,000       15,000
             Total                            66,000     1,068,000    1,059,000

        Less current maturities              (15,000)      (20,000)     (20,000)

             Long-term debt, less current
               maturities                  $  51,000    $1,048,000   $1,039,000



     6.  Notes Payable to Stockholders:

         Notes payable to stockholders and affiliates amount to $3,400,000, $1,819,000 and $2,369,000 as of March 31, 1995 and 1996 and July 31,
         1996, respectively. These loans provide for interest at 14% and are collateralized by substantially all assets of the Company. At March 31, 1996 and July 31, 1996, loans totaling $119,000 and $669,000, respectively, are due on demand and loans totaling $1,700,000 to an affiliate of a stockholder are due on June 1, 2000. The Company incurred total interest expense related to all shareholder loans of approximately $341,000 and $404,000 for the years ended March 31, 1995 and 1996, respectively, and $192,000 and $101,000 for the four months ended July 31, 1995 and 1996. Accrued interest on notes payable to the majority shareholder was approximately $420,000 and $521,000 at March 31, 1996 and July 31, 1996, respectively. In September 1996, the major shareholder foreclosed on its note and sold the underlying assets (which were comprised principally of fixed assets as the other assets collateralized the outstanding factored note) (see Note 7) to Plymouth for $150,000. This amount has been escrowed and will only be paid after deducting payments of certain other liabilities to taxing authorities.

         During the year ended March 31, 1996, two of the Series A shareholders exchanged all of their Series A stock, $750,000 in short-term debt, and accrued interest of approximately $93,000 for a $1,000,000 note payable. This note payable is included in long-term debt on the March 31, 1996 and July 31, 1996 balance sheets.

         Also during the year ended March 31, 1996, the majority shareholder converted a note payable totaling $2,050,000, plus accrued interest on that note of $158,000, for 1,000,000 shares of Series B preferred stock. Additionally, the Company converted a payable of $19,444 into 97,200 shares of common stock.

         The above items were non-cash investing and financing activities for the year ended March 31, 1996.


     7.  Commitments and Contingencies:

         Distribution and Marketing Arrangements - Prior to the formation of the Company, a predecessor of the Company and certain foreign corporations entered into agreements which provided exclusive distribution and marketing rights for the Company's products in Japan, China, Australia, New Zealand, and other locations in Asia and Indonesia. One of the foreign corporations also invested $500,000 to purchase common stock of the predecessor. In conjunction with the formation of the Company in December 1989, the parties agreed to an assignment of these agreements to the Company.

         In March 1994, the foreign corporations asserted a legal claim in ex-cess of $2.1 million due to the alleged misrepresentations and alleged violation of certain terms of the agreements. During the year ended March 31, 1996, the foreign corporations agreed to suspend action on their claims and the Company agreed to extend to statute of limitations for filing a claim until December 31, 1996. In fiscal 1996, the Company agreed to make monthly advance commission payments of $5,000 commencing in March 1996 until product sales in the exclusive territory are considered substantial and thereafter the payments will increase to $20,000 per month. While the agreements do not define "substantial" sales, management believes that annual sales in excess of $1 million for the territory would meet the mutual understanding of the parties. The parties also discussed a royalty provision and that a portion of the $20,000 monthly commission payments would be applied against the royalty; however, the agreements do not specify a means to calculate the royalty amount and indicate that such a determination will be made after product sales commence. The commission agreements may be term-inated by the Company by providing one year's notice.

         The Company is accounting for the payments under the commission agreements as an expense in the period in which each payment is re-required. Management believes the Company has complied with the terms of all agreements with the foreign corporations and seeks and expects a satisfactory resolution of all potential disputes which will ultimately result in the withdrawal of all claims against the Company.

         A liability was not recorded in connection with the revised understand-ing as it was estimated by management that significant future payments were not probable. Only $20,000 was paid prior to the Company's liquidation.

         Operating Leases - The Company has a number of operating and capital lease agreements primarily involving machinery, computer equipment, and facility rental. These leases are noncancelable and expire on various dates through fiscal 2001.

         Future minimum payments under leases with initial or remaining terms of one year or more consist of the following at March 31, 1996:


                     Year Ending
                      March 31,
                        1997                    $    204,000
                        1998                         204,000
                        1999                         197,000
                        2000                         202,000
                        2001                         119,000
                                                $    926,000


         Rent expense under all operating leases amounted to approximately $213,000 and $199,000 for the years ended March 31, 1995 and 1996, respectively, and $62,000 for the four months ended July 31, 1995 and 1996.

         Royalties - In January 1993, Prismo Limited, Inc. entered into a technology transfer and distribution agreement with the Company for the Vibraline product. The Company is required to pay royalties to Prismo Limited on product sales with a minimum payment of approximately $48,000 per year through January 1998. The Company has committed to pay royalties equal to 5% of the Company's sales of Vibraline to the extent it exceeds the minimum royalty payments. Royalty expense under this agreement amounted to approximately $48,000 for the years ended March 31, 1995 and 1996 and $18,000 for the four months ended July 31, 1995 and 1996.

         Plymouth has renegotiated this royalty arrangement whereby it was reduced to 5% from 10% with no minimum payments.

         The Company has entered into an agreement with a shareholder of the Company which provides for minimum annual royalties of $25,000 through December 2008. The Company is required to pay royalties equal to 1% of net sales for products subject to the agreement to the extent that such amounts exceed the minimum royalty. Royalty expense pursuant to the agreement amounted to $25,000 for the years ended March 31, 1995 and 1996 and $8,000 for the four months ended July 31, 1995 and 1996.

         Factored Receivables - As of March 31, 1996 and July 31, 1996, the Company had $1,774,000 and $2,532,000, respectively, of its trade accounts receivable factored. The Company owed the factoring company (Factor) $1,419,000 and $2,026,000 as of March 31, 1996 and July 31,
         1996, respectively, for receivables sold with recourse against the Company. For financial presentation purposes, the related receivable and outstanding factored liability have been included as an asset and liability on the balance sheet.

         In September 1996, the Factor foreclosed on its note. The Factor subsequently exchanged the underlying collateral for a guarantee from Plymouth as to payment of a net balance, which included finance charges to the Factor until the guarantee can be called in February 1997.


     8.  Income Taxes:

         The Company has net operating loss carryforwards for income tax pur poses of approximately $12,900,000, which expire beginning in 2005. Utilization of this net operating loss carryforward may be subject to limitations under Section 382 of the Internal Revenue Code, which would restrict the annual usage of the loss carryforward. The Company has net current and long-term deferred tax assets of approximately $200,000 and $4,800,000 which have been fully provided for by a valuation allowance due to the Company's history of operating losses. The deferred tax assets relate to net operating losses, certain reserves and deprecia-tion differences.


     9.  Options, Warrants and Redeemable Preferred Stock:

         Options and Warrants - The Company maintains an incentive and a performance stock option plan. Under the terms of the Incentive Stock Option Plan, the Company may grant options to officers, employees, directors, and consultants to purchase up to 346,650 shares of common stock under incentive stock option, nonqualified options, and awards. The exercise price shall be determined by the Board of Directors; however, the exercise price for Incentive Stock Options shall not be less than the fair market value as determined by the Board of Directors at the time of grant and the nonqualified options shall not be less than the minimum legal consideration required under the laws of Delaware. Options vest as specified by the Board of Directors.

         Under the terms of the Performance Stock Option Plan, the Company may grant to officers and employees nonqualified options to purchase up to 294,357 shares of common stock. The exercise price will be determined by the Board at the time of grant; however, it shall not be less than the minimum legal consideration required under the laws of Delaware. These options vest as certain financial targets are met.

         Information for the years ended March 31, 1995 and 1996 and the four months ended July 31, 1996 with respect to the Plans is as follows:

                                                             Option
                                         Shares               Price


        Outstanding, April 1, 1994      365,675             $ 2.50-3.00

           Granted                          -                     -
           Canceled                    (252,820)              2.50-3.00

        Outstanding, March 31, 1995     112,855               2.50-3.00

           Granted                          -                    -
           Canceled                         -                    -

        Outstanding, March 31, 1996
          and July , 1996               112,855              $ 2.50-3.00



         The above options expire in 2002. The Company has also issued warrants to purchase 20,000 shares of common stock at an exercise price of $4.00 per share. These warrants expire in March 2000. An incentive stock option plan is currently under review.

         Preferred Stock - The Company has two classes of capital stock, common and preferred. The preferred has two series authorized, Series A cumulative redeemable convertible preferred (Series A) and Series B cumulative redeemable convertible preferred (Series B).

         The preferred stockholders are entitled to one vote for each share of common stock into which their shares can be converted and vote together with the common stockholders as a single class. Dividends on Series A and Series B are at an annual rate of $.529 and $.221 per share, respectively and are cumulative from the date of issuance. Dividends are payable to the preferred stockholders before any dividends on common stock. The Company has never declared a dividend and at March 31, 1996, the accumulated dividend on Series A and Series B preferred stock was approximately $1,000,000 and $110,000, respectively.

         Shares of preferred stock are convertible into common stock at any time at the option of the holder. The conversion rate is subject to adjustment in certain circumstances. One share of Series A is convertible into 1.33 shares of common stock and one share of Series B is convertible into approximately 10.3 shares of common stock. Under certain circumstances a conversion is automatic.

         In the event of a liquidation, dissolution, or winding up of the Com-pany, the preferred stockholders are entitled to receive a liquidation preference. The liquidation preference comprises a liquidation price per share together with any unpaid dividends. The Series A and Series B liquidation price was $7.45 and $2.32 per share, respectively, on March 31, 1996. After full settlement of the Series A and Series B liquidation preferences, any remaining proceeds will be split on a pro rata basis with all stockholders on an as-converted basis. Upon liquidation of the Company, no amounts will be paid the preferred shareholders.

         The Company shall redeem the Series A if holders of a majority of the then outstanding Series A have elected in favor of redemption. The Series A and Series B is redeemable at $5.29 and $2.21 per share plus any unpaid dividends according to the following schedule:


                           Date of Redemption           Maximum Percentage
                                                          to be Redeemed


                From and after March 1, 1997                  33%
                From and after March 1, 1998                  66%
                From and after March 1, 1999                 100%



     10. Concentrations of Credit Risk and Major Customers:

         Most of the Company's customers are contractors who contract with governmental entities which may impact the Company's overall credit risk either positively or negatively, since these entities may be similarly affected by changes in economic or other conditions. In determining whether or not to require collateral from a customer, the Company analyzes the customer's net worth, cash flows, earnings, and credit ratings. Receivables are generally not collateralized.

         Financial instruments which potentially subject the Company to concentration of credit risk consist principally of demand deposits and trade receivables. At March 31, 1996, substantially all of the Company's demand deposits were with one bank, and were approximately $50,000 in excess of Federally insured limits. Approximately 65% and 70% of net trade receivables were due from five customers at March 31, 1996 and July 31, 1996, respectively.

         During the year ended March 31, 1996, the Company had sales to the following customers which were in excess of 10% of net sales:


                                Customer        Percent of
                                                Net Sales


                                   A               17%
                                   B               12%



     11. Profit Sharing Plan:

         During the year ended March 31, 1996, the Company adopted a 401(k) plan (the "Plan"). The Plan covers all employees who have met the eligi-bility requirements. The Plan allows the Company to make discretionary contributions. The Company's Board of Directors elected to make no contribution to the Plan for the Plan's year ended December 31, 1995 and 1996.


     12. Extraordinary Item:

         During the year ended March 31, 1995, the Company offered a debt restructuring plan to certain noteholders and vendors. The restructur-ing proposal provided for a choice between a partial extinguishment of debt in exchange for an immediate cash payment or extended payment terms over five years for the entire balance. Most of the creditors elected to receive an immediate cash payment whereby an aggregate of $397,542 of debt was forgiven by the creditors during the year ended March 31, 1995. Accordingly, this amount is reflected as an extra-ordinary gain in the accompanying statement of operations for the year ended March 31, 1995.